Exhibit 10.1

AGREEMENT

This AGREEMENT (the “Agreement”) is made as of August 1, 2017 by and between American Electric Technologies, Inc., a Florida corporation (the “Company”), and JCH Crenshaw Holdings, LLC, a Texas limited liability company (the “Investor”).

RECITALS:

WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement dated April 13, 2012 (the “Securities Purchase Agreement”); and

WHEREAS, pursuant to the Securities Purchase Agreement the Company sold and issued to the Investor 1,000,000 shares of its Series A Convertible Preferred Stock, $.001 par value (the Series A Preferred Stock”), a Series A Common Stock Purchase Warrant for the purchase of 125,000 shares of its Common Stock (the “Series A Warrant”) and a Series B Common Stock Purchase Warrant for the purchase of 200,000 shares of its Common Stock (the “Series B Warrant”); and

WHEREAS, the Company and the Investor entered into a letter agreement dated March 22, 2017 (the “Letter Agreement”) which contains certain restrictions with respect to dividends, redemption and conversion of the Series A Preferred Stock. For purposes of identification, the Letter Agreement was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed March 27, 2017.

WHEREAS, the Company and the Investor desire to amend certain terms of Series A Preferred Stock, the Series A Warrant and the Series B Warrant in the manner set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Conversion Price of Series A Preferred Stock.

The Conversion Price of the Series A Preferred Stock as set forth in Section 4(a)(i) of the Company’s Articles of Amendment of Articles of Restatement of Articles of Incorporation filed with the Florida Department of State on April 30, 2012 (the “Articles”) is hereby amended to be $2.26, subject to adjustment as provided in the Articles. As soon as practicable after the date hereof the Company shall cause the foregoing amendment to the Conversion Price to be filed in an Articles of Amendment with the Florida Department of State.

Section 2. Amendments to Series A Warrant.

(a) The initial Warrant Price for exercise of the Series A Warrant is hereby amended to be $2.72 per share, subject to adjustment as provided in the Series A Warrant.

(b) Section 3(d) of the Series A Warrant is hereby amended to read as follows:

“(d) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Warrant Price will be adjusted to the Conversion Price per share of Series A Convertible Preferred Stock as of such date plus $0.46. No adjustment to the Warrant Price pursuant to this Section 3 shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.”

Section 3. Amendments to Series B Warrant.

(a) The initial Warrant Price for exercise of the Series B Warrant is hereby amended to be $3.17 per share, subject to adjustment as provided in the Series B Warrant.

(b) Section 3(d) of the Series B Warrant is hereby amended to read as follows:

“(d) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Warrant Price will be adjusted to the Conversion Price per share of Series A Convertible Preferred Stock as of such date plus $0.91. No adjustment to the Warrant Price pursuant to this Section 3 shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.”

Section 4. Issuance and Voting Limitation.

The Company and Investor acknowledge and agree that, until the Company obtains the required shareholder approval under NASDAQ Marketplace Rule 5635 (the “Approval”), (a) the total number of shares of Common Stock resulting from the conversion of the Series A Preferred Stock and the exercise of the Series A and B Warrants cannot exceed 19.99% of the total number of shares of Common Stock outstanding immediately prior to the date hereof (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction), and (b) the holders of the shares of Common Stock resulting from the conversion of the Series A Preferred Stock and the exercise of the Series A and B Warrants and the holders of the Series A Preferred Stock cannot be entitled to more than 19.99% of the total voting power of the Company’s equity securities outstanding immediately prior to the date hereof (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction). The Company covenants and agrees to use its commercially reasonable efforts to obtain the Approval as soon as reasonably practicable, and immediately after the Approval is obtained, the limitations under this Section 4 shall no longer apply. Investor acknowledges that in connection with the Approval, none of the Series A Preferred Stock and shares of Common Stock resulting from the conversion of the Series A Preferred Stock and the exercise of the Series A and B Warrants may vote on such matter. If at any time this provision limits voting power with respect to the Series A Preferred Stock, the voting power of the Series A Preferred Stock shall be reduced to the minimum extent necessary to allow the holders of the holders of the shares of Common

Stock resulting from the conversion of the Series A Preferred Stock and the exercise of the Series A and B Warrants and the Series A Preferred Stock to collectively exercise 19.99% of the total voting power of the Company’s equity securities outstanding immediately prior to the date of this Agreement (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

Section 5. Effect of this Agreement.

Except as expressly provided in this Agreement, the terms, covenants and conditions of the Securities Purchase Agreement, the Articles, the Series A Warrant, the Series B Warrant and the Letter Agreement shall remain in full force and effect, and all such terms, covenants and conditions thereof are hereby ratified and confirmed by the parties hereto in all respects.

Section 6. Conflict of Terms.

If any provision contained in this Agreement conflicts with any provision in the Securities Purchase Agreement, the Articles, the Series A Warrant, the Series B Warrant and the Letter Agreement, the provision contained in this Agreement shall govern and control.

Section 7. Entire Agreement.

This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 8. Miscellaneous.

This Agreement (a) may be amended only by a writing signed by each of the parties; (b) may be executed in several counterparts and by fax, email or PDF. Each counterpart shall be deemed an original but all of which shall constitute one and the same instrument; (c) shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any conflict of law rules; and (d) shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

American Electric Technologies, Inc.

By:	s/ Charles M. Dauber
Charles M. Dauber
President

INVESTOR:

JCH Crenshaw Holdings, LLC

By:	s/ Casey Crenshaw
Casey Crenshaw
Title:	President

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